Exhibit (j)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 17, 2009, relating to the financial statements and financial highlights which appear in the February 28, 2009 Annual Reports to Shareholders of the funds that comprise John Hancock Funds III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2009

Exhibit (j)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 15, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Reports to Shareholders of the funds that comprise John Hancock Funds III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2009